Exhibit 10.02

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE ISSUER.

TONIX PHARMACEUTICALS HOLDING CORP.

8% CONVERTIBLE DEBENTURE

Original Issue Date: _________, 2012

A-__	$__________

In consideration of the receipt of $_________, the undersigned, Tonix Pharmaceuticals Holding Corp., a Nevada corporation (“Issuer”), hereby promises to pay, in accordance with the Subscription Agreement (the “Subscription Agreement”), dated as of ______, 2012, by and between Issuer and ____________ (“Holder”), on the Maturity Date (as hereinafter defined), the principal amount of __________ ($_______) Dollars (the “Principal Amount”), unless this debenture (“Debenture”) is earlier converted in accordance with Section 1.2 or Section 3, and interest shall accrue hereon from the date hereof and be payable as provided herein, unless earlier converted in accordance with Section 1.2 or Section 3 hereof or earlier repaid in accordance with Section 1.4 hereof.

This Debenture is the convertible debenture referred to in the Subscription Agreement and is entitled to the benefits thereof, and is subject to conversion as set forth in Sections 1.2 and Section 3 hereof. This Debenture, and all representations, warranties, covenants and agreements contained in the Subscription Agreement, shall be binding upon Issuer and its successors and assigns.

This Debenture is one of a series of secured convertible debentures of like tenor and ranking (collectively, the “Debentures”) made by the Issuer in favor of certain investors dated of even date herewith, and issued, from time to time, on and after the date hereof, all upon terms set forth in Subscription Agreement.

1.          Terms of the Debenture.

1.1          Interest; Interest Rate; Repayment.

(a) This Debenture shall bear interest at the rate of eight (8%) percent (the “Interest Rate”) per annum based on a 360-day year. Interest shall be payable on the Maturity Date.

(b) The principal outstanding, plus all accrued but unpaid interest hereunder, shall be payable in cash on the earlier of (i) 12 months from the date of the Debenture, or (ii) the date of closing of a PIPE Financing (as hereinafter defined) (such earlier date being the “Maturity Date”). “PIPE Financing” shall mean the private placement of equity, equity equivalent, convertible debt or debt financing in which Issuer receives gross proceeds, in one or more transactions, of at least One Hundred Thousand Dollars ($100,000).

(c) The principal amount and interest thereon shall not be prepaid in whole or in part by the Issuer.

(d) All monetary payments to be made by Issuer hereunder shall be made in lawful money of the United States by check or wire transfer of immediately available funds.

(e) If all or a portion of the principal amount of this Debenture or any interest payable thereon shall not be repaid when due, whether on the Maturity Date, by acceleration or otherwise, such overdue amounts shall bear interest at a rate per annum that is five percent (5%) above the Interest Rate (i.e., 13%) from the date of such non-payment until such amount is paid in full (as well after as before judgment).

1.2          Election to Convert into PIPE Financing. The Holder shall have the right, at his option, at any time on or before the repayment of the Debenture, to convert, in whole or in part, subject to the terms and provisions hereof, the Principal Amount of the Debenture and interest accrued through the date of conversion, into securities to be issued by the Company in the PIPE Financing at a 25% discount to the offering price in the PIPE Financing. For example, if the Company were to sell shares of Common Stock in the PIPE Financing at $1.00 per share, the Holder shall have the right to convert the Principal Amount of the Debenture and interest accrued into shares of Common Stock at $0.75 per share.

1.3          Conversion Procedures. Upon conversion of this Debenture as provided in Section 1.2 hereof, Holder shall surrender this Debenture, appropriately endorsed, to Issuer at Issuer’s principal office, accompanied by written notice to Issuer setting forth the name or names (with address(es)) in which the PIPE Securities issuable upon such conversion shall be issued and registered on the books of Issuer. This Debenture shall be marked cancelled on the books of Issuer as of the date of the PIPE Financing, whether or not surrendered.

1.4          Payment Rights Upon Merger, Consolidation, Etc. If, at any time, prior to the Maturity Date, Issuer proposes to consolidate with, or merge into, another corporation or entity, or to effect any sale or conveyance to another corporation or other entity of all or substantially all of the assets of Issuer, or effect any other corporate reorganization, in which the stockholders of Issuer immediately prior to such consolidation, merger, reorganization or sale would own capital stock of the entity surviving such merger, consolidation, reorganization or sale representing less than fifty (50%) percent of the combined voting power of the outstanding securities of such successor or combined entity immediately after such consolidation, merger, reorganization or sale (a “Liquidation Event”), then Issuer shall provide Holder with at least ten (10) days’ prior written notice of any such proposed action, and Holder will, at its option, have the right to demand immediate payment of all amounts due and owing under this Debenture. Holder will give Issuer written notice of such demand within five (5) days after receiving notice of the Liquidation Event. All amounts (including all accrued and unpaid interest) due and owing under this Debenture shall be paid by Issuer to Holder within five (5) days from the date of such written notice by Holder via wire transfer(s) of immediately available funds, in accordance with written instructions provided to Issuer by Holder.

1.5          Other Assurances. Issuer shall not, by amendment of its Articles of Incorporation or By-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Issuer, but shall at all times in good faith assist in the carrying out of all the provisions of this Debenture and in taking of all such actions as may be necessary or appropriate in order to protect the rights of Holder herein against impairment.

2.          Events of Default. If any of the following events (each, an “Event of Default”) shall occur and be continuing:

(i)          Issuer shall fail to pay any amount payable under this Debenture, including but limited to installments of interest and/or principal, within three (3) business days after such payment becomes due (at the Maturity Date, an Interest Payment Date or other date) in accordance with the terms hereof;

(ii)          Except for accounts payable outstanding as of the date of this Debenture, Issuer shall fail to pay when due (following the expiration of applicable notice and cure periods), whether upon acceleration, prepayment obligation or otherwise, any indebtedness for money due, individually or in the aggregate, involving an amount in excess of $50,000;

(iii)        Any representation, warranty, covenant or agreement made by Issuer in the Subscription Agreement, the Security Agreement, or this Debenture was incorrect in any material respect on or as of the date made;

(iv)        Issuer shall default, in any material respect, in the observance or performance of any other agreement contained in this Debenture or any other agreement or instrument contemplated by this Debenture or the Subscription Agreement, and such default shall continue unremedied for a period of fifteen (15) days after written notice to Issuer of such default;

(v)          (a) Issuer shall commence any case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment or a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Issuer shall make a general assignment for the benefit of its creditors; or (b) there shall be commenced against Issuer any case, proceeding or other action of a nature referred to in clause (a) above that (A) results in the entry of an order for relief of any such adjudication of appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (c) there shall be commenced against Issuer any case, proceeding other action seeking issuance of a warrant of attachment, execution, distrait or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (d) Issuer shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth in clauses (a), (b) or (c) above; or (e) Issuer shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, then, and in any such event, (x) if such event is an Event of Default specified in subsection (v) above of this Section 2, automatically this Debenture (with all accrued and unpaid interest thereon) and all other amounts owing under this Debenture shall immediately become due and payable, and (y) if such event is any other Event of Default, Holder may, by written notice to Issuer, declare this Debenture (with all accrued and unpaid interest thereon) and all other amounts owing under this Debenture to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 2, presentation, demand, protest and all other notices of any kind are hereby expressly waived by Issuer.

3.   Conversion.

3.1           Optional Conversion. Subject to the terms of this Section 3, the Holder shall have the right, but not the obligation, at any time until the Maturity Date, or thereafter during an Event of Default, to convert all or any portion of the outstanding Principal Amount and/or accrued interest and fees due and payable into fully paid and nonassessable shares of the Common Stock at the Conversion Price. The shares of Common Stock to be issued upon such conversion are herein referred to as the “Conversion Shares.” The “Conversion Price” shall mean $1.00 per share. The Conversion Price may be adjusted pursuant to the other terms of this Debenture.

3.2           Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Debenture an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of Common Stock beneficially owned by such Holder and 4.99% of the outstanding shares of Common Stock of Issuer. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder.

3.3          Mechanics of Holder’s Conversion. Subject to Section 3.2, this Debenture will be converted by the Holder in part from time to time after the Issue Date, by submitting to the Issuer a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time). On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Issuer on the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to Issuer in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A. Pursuant to the terms of the Notice of Conversion, Issuer will issue instructions to the transfer agent accompanied by an opinion of counsel to Issuer of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by physical delivery or crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within five (5) business days after receipt by Issuer of the Notice of Conversion (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by Issuer of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides Issuer written instructions to the contrary.

3.4          Late Payments. The Issuer understands that a delay in the delivery of the shares of Common Stock in the form required pursuant to this Section beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Issuer agrees to pay late payments to the Holder for late issuance of such shares in the form required pursuant to this Section 3 upon conversion of the Debenture, in the amount equal to $500 per business day after the Delivery Date. The Issuer shall pay any payments incurred under this Section in immediately available funds upon demand.

3.5          Conversion Mechanics.

(a)          The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing that portion of the Principal Amount and interest and fees to be converted, if any, by the then applicable Conversion Price.

(b)          The Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(i)          Reclassification, etc. If Issuer at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Debenture, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to or (ii) immediately after such reclassification or other change at the sole election of the Holder.

3.6          Authorized Shares. The Issuer covenants that during the period the conversion right exists, the Issuer will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Debenture. The Issuer is required at all times to have authorized and reserved such number of shares that is actually issuable upon full conversion of the Debenture (based on the Conversion Price in effect from time to time) (the “Reserved Amount”). The Issuer represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Issuer shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Debenture shall be convertible at the then current Conversion Price, the Issuer shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Debenture. The Issuer agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Debenture.

3.7          Issuance of New Debenture. Upon any partial conversion of this Debenture, a new Debenture containing the same date and provisions of this Debenture shall, at the request of the Holder, be issued by the Issuer to the Holder for the principal balance of this Debenture and interest which shall not have been converted or paid. Subject to the provisions of Section 3, the Issuer will pay no costs, fees or any other consideration to the Holder for the production and issuance of a new Debenture.

3.8          Concerning the Shares. The shares of Common Stock issuable upon conversion of this Debenture may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Issuer’s transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”). Except as otherwise provided in the Subscription Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Debenture have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Debenture that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Issuer shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Issuer’s transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Debenture, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. The Issuer shall cause its counsel to issue any legal opinion to the Issuer’s transfer agent promptly if required by the transfer agent to effect the removal of the legend hereunder, and the Issuer shall be liable for such costs of such legal opinion.

4.  Miscellaneous.

4.1          Interest Rate. Any interest payable hereunder that is in excess of the maximum interest rate permitted under applicable law shall be reduced to the maximum interest rate permitted under such applicable law.

4.2         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission, when telexed, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Issuer:

Tonix Pharmaceuticals Holding Corp.

509 Madison Avenue, Suite 306

New York, New York 10022

Attn: Seth Lederman

Facsimile: (212) 923-5700

With a copy (which copy shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Attn: Marc J. Ross, Esq.

Facsimile: (212) 930-9725

If to Holder at its address as furnished in the Subscription Agreement.

4.3         Entire Agreement; Exercise of Rights. (a) This Debenture embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. No amendment of any provision of this Debenture shall be effective unless it is in writing and signed by each of the parties; and no waiver of any provision of this Debenture, nor consent to any departure by either party from it, shall be effective unless it is in writing and signed by the affected party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of a party to exercise, and no delay in exercising, any right under this Debenture, or any agreement contemplated hereby, shall operate as a waiver hereof by such party, nor shall any single or partial exercise of any right under this Debenture, or any agreement contemplated hereby, preclude any other or further exercise thereof or the exercise of any other right.

4.4         Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

4.5        Transferability. This Debenture shall not be transferable in any manner without the express written consent of Issuer, which consent may not be unreasonably withheld.

*********************

IN WITNESS WHEREOF, the parties hereto have executed this Debenture on the date first above written.

TONIX PHARMACEUTICALS HOLDING CORP.

By:
Name: Seth Lederman
Title: Chief Executive Officer

EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Debenture)

The undersigned hereby converts $_________ of the principal due on _______ , 2013 under the Convertible Debenture issued by Tonix Pharmaceuticals Holding Corp. (“Issuer”) dated as of ___________, 2012 by delivery of shares of Common Stock of Issuer on and subject to the conditions set forth in Section 3 of such Debenture.

Date of Conversion:

Conversion Price:

Number of Shares To Be Delivered:

Signature:

Print Name:

Address: